UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2022

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

American Eagle Outfitters, Inc. (the “Company”) deeply regrets to announce that Mr. Steven A. Davis, a director of the Company, passed away unexpectedly on July 10, 2022. Mr. Davis had been a director of the Company since October 2020 and served on the Audit, Compensation, and Nominating, Governance and Corporate Social Responsibility Committees. Mr. Davis was a tremendous asset to the Company. In June 2022, Mr. Davis was recognized as one of the 2022 National Association of Corporate Directors (NACD) Top 100 for his influence, leadership and integrity in the boardroom. His deep consumer knowledge, leadership development expertise and genuine kindness–along with his passion for building strong communities through diversity, equity and access—will be missed, and his impact on the Company will be lasting.

Mr. Davis was an esteemed advisor who demonstrated leadership, integrity and kindness at every turn. Our Board and management team wish to express our gratitude and appreciation for Mr. Davis’s distinguished service to the Company and its stockholders, and we send our heartfelt condolences to his beloved family and friends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC. (Registrant)

Date: July 14, 2022	By:	/s/ Beth M. Henke
Beth M. Henke
Senior Vice President, Deputy General Counsel and Chief Compliance Officer